EXHIBIT (q)(4)

                                POWER OF ATTORNEY

     We, the undersigned officers and Trustees of Investment Grade Income Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement and any and all amendments (including post-effective amendments) to a Registration Statement filed by Eaton Vance Special Investment Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Signature                          Title                        Date
         ---------                          -----                        ----

/s/ Elizabeth s. Kenyon       President, Principal Executive        July 1, 2003
----------------------------  Officer
Elizabeth S. Kenyon


/s/ William J. Austin, Jr.    Treasurer and Principal Financial     July 1, 2003
----------------------------  and Accounting Officer
William J. Austin, Jr.


/s/ Jessica M. Bibliowicz                Trustee                    July 1, 2003
----------------------------
Jessica M. Bibliowicz


/s/ James B. Hawkes                      Trustee                    July 1, 2003
----------------------------
James B. Hawkes


/s/ Samuel L. Hayes, III                 Trustee                    July 1, 2003
----------------------------
Samuel L. Hayes, III


/s/ William H. Park                      Trustee                    July 1, 2003
----------------------------
William H. Park


/s/ Ronald a. Pearlman                   Trustee                    July 1, 2003
----------------------------
Ronald A. Pearlman


/s/ Norton H. Reamer                     Trustee                    July 1, 2003
----------------------------
Norton H. Reamer


/s/ Lynn A. Stout                        Trustee                    July 1, 2003
----------------------------
Lynn A. Stout